                                                                     EXHIBIT 4.2

                                SECURITIES ACT

                               ESCROW AGREEMENT


          THIS AGREEMENT made effective this 31st day of October, 1994.

AMONG:

          KWIKSTAR COMMUNICATIONS LTD., a body corporate, incorporated under the provisions of the Business Corporations Act (Alberta)
          (hereinafter called the "Issuer")
                                                               OF THE FIRST PART
                                    - and -

          MONTREAL TRUST COMPANY OF CANADA, a body corporate, with offices in the City of Calgary, in the Province of Alberta
          (hereinafter called the "Trustee")
                                                              OF THE SECOND PART
                                    - and -

          DONIDA INVESTMENTS LTD., PACIFIC SEA TREASURES LTD., EDWARD D. FORD, LEONARD FOWLER, DONALD E. SNYDER, DAVID SUTHERLAND, RORIE VICKERY AND JOHN WOLFE
          (hereinafter collectively referred to as the "Security Holders")

                                                               OF THE THIRD PART

          WHEREAS in furtherance of complying with the requirements of the Securities Act (Alberta) and Alberta Securities Commission Policy 4.11 ("Policy 4.11"), the Security Holders are desirous of depositing in escrow certain securities in the Issuer owned or to be received by them; and

          WHEREAS the Trustee has agreed to undertake and perform its duties according to the terms and conditions hereof;

          NOW THEREFORE this Agreement witnesseth that in consideration of the sum of ONE DOLLAR ($1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Security Holders jointly and severally covenant and agree with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holders jointly and severally as follows:

1. Where used in this Agreement, or in any amendment or supplement hereto, unless the context otherwise requires, the words "Major Transaction", "Related Parties", "Control Person" and "Private Placement" shall have the meaning ascribed to them in Policy 4.11.

2. Each of the Security Holders hereby places and deposits in escrow with the Trustee those of his securities in the Issuer which are represented by the certificates described in Schedule "A" attached to this Agreement and the Trustee hereby acknowledges receipt of those certificates. The Security Holders agree to deliver promptly to the Trustee any replacement securities or certificates, if and when issued or allotted, for deposit in escrow. Each of the Security Holders hereby undertakes and agrees to deposit in escrow and to use their best efforts to cause other Related Parties and Control Persons to deposit in

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                                       2

escrow, under an agreement in form and content similar to this Agreement any securities of the Issuer:

     (a) which a Control Person may acquire prior to the completion of a Major Transaction;

     (b) which Related Parties may acquire pursuant to:

          (i) the offering of securities by the Issuer by a prospectus to be filed with the Alberta Securities Commission Agency; or

          (ii) the exercise, prior to the completion of a Major Transaction, of any option granted to them by the Issuer.

3. The Parties hereby agree that the securities and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow or otherwise in any manner dealt with, without the written consent of the Chief of Securities Administration for the Alberta Securities Commission Agency (hereinafter referred to as the "Chief") given to the Trustee or except as may be required by reason of the death or bankruptcy of any Security Holder, in which cases the Trustee shall hold the said certificates subject to this Agreement for whatever person or company shall be legally entitled to become the registered owner thereof and shall provide the Chief with written notice of the new registered owner, but the securities shall remain in escrow, subject to this Agreement.

4. The securities deposited in escrow with the Trustee may be released from escrow as to one-third of the original number of escrowed shares on the first anniversary of the completion of the Major Transaction, other than a Private Placement, upon the consent of the Chief. At the time of such application, the Chief will determine whether the remaining escrowed shares will be automatically released as to one-third of the original number of escrowed shares on the second and third anniversaries of the completion of the Major Transaction. A Private Placement shall not cause a release of the escrowed securities.

5. The Security Holders direct the Trustee to retain their respective securities and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof without the written consent of the Chief. The Trustee accepts the responsibilities placed on it by this Agreement and agrees to perform them in accordance with the terms of this Agreement and the written consents, orders or directions of the Chief.

6. If during the period in which any of the securities are retained in escrow pursuant hereto, any dividend is received by the Trustee in respect of the escrowed securities, any such dividend shall be promptly paid or transferred to the respective Security Holders entitled thereto.

7. All voting rights attached to the escrowed securities shall at all times be exercised by the respective registered owners thereof.

8. The Issuer and the Security Holders hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs,

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                                       3

damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

9. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as trustee of this escrow.

10. If the Trustee should wish to resign, it shall give at least three (3) months' notice to the Issuer which may, with the written consent of the Chief, by writing appoint another Trustee in its place and such appointment shall be binding on the Security Holders and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

11. The written consent of the Chief as to release from escrow of all or part of the escrowed securities shall terminate this Agreement only with respect to those securities so released. For greater certainty, this paragraph does not apply to securities transferred within escrow.

12. This Agreement may be executed in several parts in the same form and the parts so executed shall together form one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

13. Wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

14. This Agreement may be amended upon agreement of the Security Holders, the Trustee and the Issuer and upon the written consent having been obtained from the Chief.

15. This Agreement shall enure to the benefit of and be binding on the parties to this Agreement and each of their heirs, executors, administrators, successors and assigns.

          IN WITNESS WHEREOF the Issuer and Trustee have caused their respective corporate seals to be hereto affixed and the Security Holders hereto set their respective hands and seals.

                              KWIKSTAR COMMUNICATIONS LTD.


                              Per:  /s/  Edward D. Ford
                                  ____________________________________


                              Per:   /s/ L.C. Fowler
                                  ____________________________________



                              MONTREAL TRUST COMPANY OF CANADA


                              Per:
                                  ____________________________________


                              Per:   /s/ J. Ripplinger
                                  ____________________________________


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                                       4

     SIGNED, SEALED AND DELIVERED by the respective Security Holders whose names are subscribed in the right-hand column below in the presence of the respective persons whose names are subscribed in the left-hand column.


                              DONIDA INVESTMENTS LTD.


                              Per:  /s/  Donald Noseworthy
                                  ____________________________________
                                         DONALD NOSEWORTHY



                              PACIFIC SEA TREASURES LTD.


                              Per:  /s/  Wayne T. Naylor
                                  ____________________________________
                                         WAYNE T. NAYLOR


/s/  Douglas E. Ford              /s/    Edward D. Ford
____________________________      ____________________________________
     Witness                             EDWARD D. FORD


/s/  Douglas E. Ford              /s/    L.C. Fowler
____________________________      ____________________________________
     Witness                             LEONARD FOWLER


/s/  Douglas E. Ford              /s/    Donald E.Snyder
____________________________      ____________________________________
     Witness                             DONALD E. SNYDER


/s/  Douglas E. Ford              /s/    David Sutherland
____________________________      ____________________________________
     Witness                             DAVID SUTHERLAND


/s/  Douglas E. Ford              /s/    Rorie Vickery
____________________________      ____________________________________
     Witness                             RORIE VICKERY


/s/  Douglas E. Ford              /s/    John Wolfe
____________________________      ____________________________________
     Witness                             JOHN WOLFE

                                  SCHEDULE "A"


    TO AN AGREEMENT MADE EFFECTIVE THE ______ DAY OF OCTOBER, 1994, AND MADE AMONG KWIKSTAR COMMUNICATIONS LTD., THEREIN CALLED THE "ISSUER", MONTREAL TRUST COMPANY OF CANADA, THEREIN CALLED THE "TRUSTEE", AND CERTAIN SECURITY HOLDERS OF THE ISSUER, THEREIN CALLED THE "SECURITY HOLDERS"



                               Number of      Certificate Numbers
Name of                      Common Shares       of Securities       Signatures of
Security Holder                 Escrowed           Escrowed         Security Holders
- --------------------------   --------------   -------------------   ----------------
Donida Investments Ltd.             333,333          _____          ________________

Pacific Sea Treasures Ltd.          333,333          _____          ________________

Edward D. Ford                      333,335          _____          ________________

Leonard Fowler                      333,333          _____          ________________

Donald E. Snyder                    333,333          _____          ________________

David Sutherland                    333,333          _____          ________________

Rorie Vickery                       333,333          _____          ________________

John Wolfe                          333,333          _____          ________________